FOR IMMEDIATE RELEASE

SUNOPTA SECURES US$60 MILLION EQUITY COMMITMENT

Toronto, April 16, 2020 - SunOpta Inc. ("SunOpta" or the "Company") (Nasdaq:STKL) (TSX:SOY), a leading global company focused on plant-based foods and beverages, fruit-based foods and beverages, and organic ingredient sourcing and production, today announced that following a review and analysis conducted by a special committee of independent directors (the "Special Committee" ) of its board of directors (the "Board"), it has entered into a financing agreement with funds managed by Oaktree Capital Management, L.P. ("Oaktree") and Engaged Capital, LLC ("Engaged"), leading alternative investment management firms, which invest in companies with strong, defensible franchises.

Under the agreement, Oaktree and Engaged will invest up to a total of US$60 million in SunOpta in the form of exchangeable preferred shares. Proceeds from the equity investment will be used primarily to invest in the Company's plant-based foods and beverages business, principally to add capacity via capital projects and to provide incremental liquidity given the current general economic uncertainty.

"Our plant-based food and beverage business is the growth engine of the Company delivering outstanding revenue and EBITDA growth.  In 2019, we grew revenue 15% and gross profit 45% in plant-based foods and beverages, and we are confident in the long-term growth potential of this segment. We are making significant investments in this business now to ensure that we can continue to drive aggressive growth in 2021 and beyond. After concluding a comprehensive review of financial alternatives involving a Special Committee of the Board, we are excited to extend our partnership with Oaktree and Engaged.  They truly appreciate SunOpta's unique position in the market and the potential value that can be created for all of our shareholders through accelerated growth. We believe this strategic option provides the highest risk-adjusted return from the many options evaluated by the Special Committee." said Joe Ennen, Chief Executive Officer of SunOpta.

Summary of the Financing

Oaktree and Engaged have committed to purchase up to US$60 million of newly created Series B exchangeable preferred shares to be issued by the Company's wholly-owned subsidiary, SunOpta Foods Inc. (the "Series B Preferred") in two tranches. The first tranche consists of US$30 million of Series B-1 Preferred to be issued on or about April 24, 2020, subject to satisfaction of certain customary conditions of closing.  The Series B-1 Preferred to be issued in the first tranche will be immediately exchangeable into shares of the Company's common stock at an initial exchange price of US$2.50 per share, which represents a 23% premium to the closing price of US$2.03 per share on April 15, 2020.  The Series B-1 Preferred constitute 12.0 million shares as-converted, and on an as-exchanged basis, an ownership level of approximately 12.0% (excluding any conversion of the previously issued 2016 Series A preferred shares) of the Company based on 88.3 million common shares outstanding.

In addition, the Company has the option to require that Oaktree and Engaged purchase a second tranche of the Series B-2 Preferred for up to US$30 million by giving notice to Oaktree and Engaged on or before July 15, 2020.  The initial exchange price of the Series B-2 Preferred will be equal to a 30% premium to the 15-day volume weighted average stock price through the trading day immediately prior to the notice date, with an exchange price floor of US$2.00 per share and an exchange price cap of US$3.50 per share.  Should the full amount of the second tranche of US$30 million be issued by the Company, the Series B-2 Preferred would constitute 8.6-15.0 million shares as-converted based on the US$2.00 to US$3.50 conversion price range, and on an as-exchanged basis, an incremental ownership level of approximately 7.9-13.0% (excluding any conversion of the previously issued 2016 Series A preferred shares) of the Company based on 88.3 million common shares outstanding.

Both the Series B-1 and B-2 Preferred (if issued) will initially pay a cumulative dividend of 8% per year that may be paid-in-kind or cash at SunOpta's option. At the end of the Company's third quarter in 2029, the dividend will increase from 8% per year to 10% and will be payable only in cash. As part of the transaction, the Company has committed to nominating a designee of Engaged to serve on the Company's Board, subject to certain conditions. Engaged has the right to nominate one director candidate to the Company's Board. Oaktree continues to have the right to nominate two director candidates to the Company's Board.

Oaktree and Engaged will be entitled to vote the Series B Preferred with the common shares on an as-exchanged basis, subject to a permanent 19.99% voting cap. As a result of the voting cap, each of Oaktree and Engaged will only be able to vote its Series B Preferred to the extent that, when taken together with any other voting securities it controls, such votes do not exceed 19.99% of the votes eligible to be cast by all security holders of the Company. Each of Oaktree and Engaged will also be subject to a permanent exchange cap which will limit the number of common shares issuable to it on its exchange of the Series B Preferred to the extent such investor's beneficial ownership following such exchange would exceed 19.99% of the voting securities of the Company then outstanding.  In addition, Oaktree and Engaged have agreed to protective covenants relating to a change of control of the Company.  The covenants will prohibit joint action between Oaktree and Engaged, and locking up (in the case of Engaged) or locking up or tendering (in the case of Oaktree) to a change of control transaction that has not been approved by a majority of the independent members of the Board. Oaktree and Engaged will also be prohibited from any disposition that results in the acquirer beneficially owning more than 19.99% of the Company's then outstanding common shares, subject to specified exceptions.

Additional information regarding the terms of the financing will be included in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission and a material change report to be filed by the Company on www.sedar.com.

Special Committee

The Special Committee was established by the Board to review, evaluate and consider the proposed terms of the Series B Preferred financing, as well as other alternatives available to the Company, and determine if the Series B Preferred financing is in the best interests of the Company having regard to the interests of minority shareholders. Following an evaluation of the Series B Preferred financing proposal and other potential financing alternatives, the Special Committee concluded that the Series B Preferred financing, subject to certain amendments, was in the best interests of the Company having regard to the interests of the minority shareholders. Accordingly, the Special Committee and its financial and legal advisors engaged in extensive negotiations with each of Oaktree and Engaged with respect to various aspects of the financing, including the proposed pricing.  Having received the unanimous recommendation of the Special Committee, the Board (excluding interested directors, who did not participate in deliberations) determined that the financing is in the best interests of the Company and its minority shareholders.

Rationale for the Transaction

The conclusions and recommendations of the Special Committee and the Board have been based on a number of factors, including the following:

◦ Additional financing is required to pursue a number of strategic growth opportunities identified by management in order maximize the amount and timing of EBITDA improvement.

◦ The unexpected impact of the COVID-19 pandemic and resulting global economic conditions have made it apparent that ensuring liquidity during these uncertain times is imperative.

◦ The Company's Second Lien Notes mature in October 2022 and the additional EBITDA to be generated from the strategic growth opportunities will improve the Company's leverage and refinancing alternatives.

◦ With the assistance of its financial advisor, the Special Committee considered all available alternatives (including both debt and equity) and determined that the Series B Preferred financing, combined with other debt alternatives currently being pursued, is the most attractive alternative to the Company.  Furthermore, any other equity financing alternatives would likely be more dilutive to minority shareholders than the Series B Preferred financing and would be subject to significantly greater execution and closing risk.

◦ Other shareholders of the Company have previously commented that it is important for major shareholders to show their support during these uncertain times. The proposed transaction with two sophisticated shareholders who closely follow the Company sends a strong signal, particularly in the current market environment.

◦ The exchange price of $2.50 for Tranche 1 represents a premium of 23% over the spot price of the Common Shares and a 35% premium relative to the 15-day VWAP, in each case as of April 15, while the exchange price for Tranche 2 will represent a 30% premium to the 15-day VWAP at the time of the pricing and will be subject to a floor of $2.00 per share and a ceiling of $3.50 per share.

◦ The first tranche of the financing represents the smallest transaction size that adequately meets the Company's anticipated requirements over the next 12 months, while the second tranche provides the Company with optionality to satisfy its financing requirements as circumstances unfold over the coming months (potentially at an improved exchange price) and thereby minimize overall dilution to other shareholders.

◦ The transaction structure is responsive to input from shareholders, who are not a party to this transaction, who recommended an approach similar to the two-tranche approach the Company has taken for the reasons stated above.

Regulatory Matters

Since Oaktree (together with its affiliates) beneficially owns and controls more than 10% of the Company's outstanding voting securities, the financing constitutes a "related party transaction" under Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions ("MI 61-101").  MI 61-101 provides that, unless exempted, a related party transaction must be approved by at least a simple majority of the votes cast by "minority" shareholders of each class of affected securities and the issuer must obtain a formal valuation of the subject matter of the transaction from a qualified and independent valuator. However, an exemption from both the shareholder approval and formal valuation requirements is available if, at the time the transaction is agreed to, neither the fair market value of the subject matter of, nor the fair market value of the consideration for, the transaction, insofar as it involves interested parties, exceeds 25% of the issuer's market capitalization.  Assuming the issuance of the maximum number of Series B Preferred to Oaktree (and its affiliates) under both the first tranche and the second tranche of the financing, neither the consideration paid for such securities nor the fair market value of such securities will exceed 25% of the Company's market capitalization. Accordingly, the Company does not intend to seek shareholder approval or obtain a formal valuation in respect of the financing.

Furthermore, MI 61-101 provides that, if an issuer proposes to complete a related party transaction less than 21 days following filing of a material change report in respect of the transaction, it must explain why the shorter period is reasonable or necessary in the circumstances.  The Company currently expects the closing of the first tranche of the financing to occur on or about April 24, 2020. The Company has concluded that such shorter period is reasonable in order to complete the transaction in an expeditious manner and to minimize the risk of a material adverse event occuring in the current turbulent environment that could cause a closing condition to fail.

In connection with the transaction, SunOpta is relying on the exemption set out in Section 602.1 of the TSX Company Manual which provides that the TSX will not apply certain of its requirements to issuers whose shares are listed on another recognized stock exchange such as Nasdaq.

Advisors

Evercore is acting as financial advisor to SunOpta and Davies Ward Phillips & Vineberg LLP and Stoel Rives LLP are acting as its legal advisors. Oaktree is represented by Kirkland & Ellis LLP and Stikeman Elliott LLP.  Engaged is represented by Olshan Frome Wolosky LLP and Goodmans LLP. The Special Committee is represented by Wildeboer Dellelce LLP.

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on plant-based foods and beverages, fruit-based foods and beverages, and organic ingredient sourcing and production. SunOpta specializes in the sourcing, processing and packaging of organic, natural and non-GMO food products, integrated from seed through packaged products; with a focus on strategic vertically integrated business models.

About Oaktree

Oaktree is a leader among global investment managers specializing in alternative investments, with $125 billion in assets under management as of December 31, 2019. The firm emphasizes an opportunistic, value-oriented and risk- controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 950 employees and offices in 19 cities worldwide. For additional information, please visit Oaktree's website at www.oaktreecapital.com.

About Engaged

Engaged Capital was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner's perspective to the managements and boards of undervalued public companies. Engaged Capital manages approximately $1 billion of assets and dedicates its efforts and resources towards a single investment style, "Constructive Activism" with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

Forward-Looking Statements

Certain statements included in this press release may be considered "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, our expectation that the significant investments to be made in the Company's business will drive aggressive growth in 2021 and beyond, our belief that the Series B Preferred financing provides the highest risk-adjusted return among the options evaluated by the Special Committee, and the anticipated closing date of the Series B Preferred financing. Generally, forward-looking statements do not relate strictly to historical or current facts and are typically accompanied by words such as "expect", "believe", "anticipate",  "continue", "estimates", "can", "will", "target", "should", "would", "plans", "becoming", "intend", "confident", "may", "project", "potential", "intention", "might", "predict", "budget", "forecast" or other similar terms and phrases intended to identify these forward-looking statements. Forward-looking statements are based on information available to the Company on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments including, but not limited to, the Company's actual financial results; management's assessment of the incremental capacity and EBITDA to be realized from the capital projects for which the proceeds of the financing will be used; current customer demand for the Company's products and the additional anticipated demand due to COVID-19; general economic conditions; continued consumer interest in health and wellness; the Company's ability to maintain product pricing levels; planned facility and operational expansions, closures and divestitures; cost rationalization and product development initiatives; alternative potential uses for the Company's capital resources; portfolio optimization and productivity efforts; the sustainability of the Company's sales pipeline; the Company's expectations regarding commodity pricing, margins and hedging results; improved availability and field prices for fruit; procurement and logistics savings; freight lane cost reductions; yield and throughput enhancements; and labor cost reductions. Whether actual timing and results will agree with expectations and predictions of the Company is subject to many risks and uncertainties including, but not limited to, the inability to satisfy, or potential delays in satisfying, any of the closing conditions applicable to the Series B Preferred financing or the other debt financing alternatives that the Company is pursuing; liquidity constraints and the availability of alternative financing sources; potential loss of suppliers and customers as well as supply chain, logistics and other disruptions resulting from or related to COVID-19; unexpected issues or delays with the Company's structural improvements and automation investments; failure or inability to implement portfolio changes, process improvements, go-to-market improvements and process sustainability strategies in a timely manner; changes in the level of capital investment; local and global political and economic conditions; consumer spending patterns and changes in market trends; decreases in customer demand; delayed or unsuccessful product development efforts; potential product recalls; working capital management; availability and pricing of raw materials and supplies; potential covenant breaches under the Company's credit facilities; and other risks described from time to time under "Risk Factors" in the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized. The Company undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on its website to reflect future events or circumstances, except as may be required under applicable securities laws.

Scott Van Winkle

ICR

617-956-6736

scott.vanwinkle@icrinc.com

or

Oaktree Contact:

mediainquiries@oaktreecapital.com

or

Engaged Capital Contact:

Dan Gagnier, 212-687-8080 x226

Gagnier Communications

dg@gagnierfc.com

Source: SunOpta Inc.